RESEARCH COLLABORATION AGREEMENT

THIS RESEARCH COLLABORATION AGREEMENT (this “Agreement”) is made and entered into effective as of January 31, 2006 (the “Effective Date”), by and between Rosetta Genomics, Ltd., a private company registered under the laws of the State of Israel (“Rosetta”), and Isis Pharmaceuticals, Inc., a Delaware corporation (“Isis”). Rosetta and Isis each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

WHEREAS, Isis and Rosetta are interested in entering into a collaboration to identify micro-RNAs which are responsible for the progression of hepatocellular carcinoma (“HCC”) and to discover and develop synthetic antisense drugs for the treatment of HCC which modulate the activity of such micro-RNAs;

NOW, THEREFORE, the Parties do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in Appendix I.

ARTICLE 2
RESEARCH AND COLLABORATION

Section 2.1  Scope of Collaboration.

2.1.1  Collaboration Field. The Parties will collaborate to identify which micro-RNA are involved in HCC. The Parties will also collaborate to identify, test, optimize and develop synthetic antisense drugs for the treatment of HCC which modulate the activity of Collaboration Micro-RNA. At any time during the Term or during an Extended Term, the Parties may agree in writing to expand the scope of the Collaboration.

2.1.2  Research Studies. The research studies to be performed by each Party during Collaboration Stage 1 are listed in Appendix 2. The studies to be performed in subsequent Collaboration Stages will be determined by mutual written agreement of the Parties prior to the start of such Collaboration Stage.

2.1.3  Collaboration Term. The term of the Collaboration will begin on the Effective Date and will continue for a term of two years (the “Collaboration Term”). The Collaboration Term may be extended for additional one year periods upon written approvals of both Parties.

Section 2.2  Research Management.

During the Collaboration Term, a Joint Research Committee (JRC), composed of equal voting members from each Party, will oversee the Collaboration. The JRC will prioritize the research activities, review the progress of the Collaboration studies and make changes as it deems necessary to accomplish the Collaboration goals. The JRC will also determine the filing, prosecution, maintenance and cost allocation for the filing of patents covering Joint Inventions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 2.3  Research Costs. Unless otherwise agreed in writing by the Parties, each Party shall pay its own costs associated with its research activities in the course of the Collaboration under this Agreement.

Section 2.4  Grant Application. The Parties will mutually file a request for a grant (to the BIRD Foundation or any other funding agency) for Collaboration Stages 1 and 2. Rosetta, with assistance from Isis, will be responsible for liaising with such foundation or agency.

ARTICLE 3
INVENTIONS AND INTELLECTUAL PROPERTY

Section 3.1  Inventions resulting from the Collaboration

3.1.1  Inventorship of all inventions and discoveries made in the course of performance of the Collaboration (“Collaboration Inventions”) will be determined in accordance with the patent laws of the United States of America. Isis will own any Collaboration Inventions invented solely by its employees and/or consultants (“Isis Inventions”) and Rosetta will own any Collaboration Inventions invented solely by its employees and/or consultants (“Rosetta Inventions”). Collaboration Inventions invented jointly by employees (and/or consultants) of both Parties will be jointly owned by the Parties.

3.1.2  Notwithstanding Section 3.1.1, in the case of Collaboration Inventions which are directed to methods of treating a disease by modulating the activity of a Collaboration MicroRNA (“Collaboration Method”), the Parties shall each own an equal and undivided interest in such Collaboration Method, and any Patents to the extent claiming such Collaboration Method, regardless of whether the invention was made jointly or solely by one Party. The Parties shall use reasonable efforts to file and prosecute any such jointly owned claims separately from any Collaboration Inventions which are not jointly owned.

3.1.3  Isis will be responsible for the timely preparation, filing, prosecution and maintenance of all Patents, including any costs related thereto, claiming Isis Inventions, in both domestic and foreign jurisdictions.

3.1.4  Rosetta will be responsible for the timely preparation, filing, prosecution and maintenance of all Patents, including any costs related thereto, claiming Rosetta Inventions, in both domestic and foreign jurisdictions.

3.1.5  Patents on Jointly Owned Collaboration Inventions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(a)  For each jointly owned Collaboration Invention (including but not limited to Collaboration Methods), the Parties, through their interactions on the JRC, will designate one Party (the “Responsible Party”) to take primary responsibility for the timely preparation, filing, prosecution and maintenance of all Patents claiming such jointly owned Collaboration Invention (“Joint Patent”), and the Parties will each pay [***]% of any costs related thereto, in both domestic and foreign jurisdictions agreed to by the Parties. The Responsible Party will submit all such Joint Patent documents, and drafts of any planned responses, to the other Party for review and comment prior to the filing of such documents, with at least fifteen (15) days notice whenever possible. The other Party will cooperate fully with the Responsible Party in such efforts and will provide all of its materials and documents necessary for the preparation, filing, prosecution and maintenance of such Joint Patents by the Responsible Party.

(b)  If either Party does not elect to support the filing, prosecution or maintenance of any Joint Patent in any jurisdiction (the “Non-Elected Jurisdiction”), such Party (the “Non-Electing Party”) will notify the other Party (the “Electing Party”), in the case of patent filings, at least thirty (30) days prior to and, in the case of continued prosecution and maintenance, at least sixty (60) days prior to taking or not taking any action which would result in abandonment, withdrawal or lapse of such Joint Patents or the inability to protect the underlying Collaboration Invention. The Electing Party will then have the right to prepare, file, prosecute and maintain such Joint Patent at its own expense in such Non-Elected Jurisdiction and the Non-Electing Party will cooperate fully with the Electing Party in such efforts, and will provide all of its materials and documents necessary for the preparation, filing, prosecution and maintenance of such Patents by the Electing Party at the Electing Party’ expense. Further, only if the Electing Party elects to and does continue to prepare, file, prosecute and maintain such Joint Patent in the Non-Elected Jurisdiction, the Non-Electing Party will assign its rights in the Joint Patent solely in the Non-Elected Jurisdiction to the Electing Party and will cease to have a license to practice under such Joint Patent in the Non-Elected Jurisdiction. Other than explicitly set forth in this section 3.1.5 (b) all rights of the Non-Electing Party in the Joint Patent in jurisdictions other than the Non-Elected Jurisdiction will remain in full force and are not affected by the Non-Electing Party’s decision not to support the filing, prosecution or maintenance of any Joint Patent in the Non-Elected Jurisdiction.

3.1.6  Subject to Section 3.1.5(b) above, unless subject to inclusion in any co-development arrangement or exclusive license granted to the other Party or other arrangement as provided below in Article 4 hereof, it is understood that except as otherwise provided in this Agreement or as the Parties may otherwise agree in writing, subject only to any dominant patent rights of the other Party which would prevent such use, neither Party shall have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign, mortgage or exploit a jointly owned Collaboration Invention (including but not limited to Collaboration Methods) by reason of joint ownership of any such Collaboration Invention, and may otherwise undertake all activities a sole owner might undertake with respect to such inventions without the consent of and without accounting to the other joint owner, and each Party hereby waives any right it may have under the laws of any jurisdiction to require such consent or accounting.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 4
OPTIONS TO ACQUIRE LICENSES

Section 4.1  Collaboration Product Development. At the end of Collaboration Stage 1, and on a Collaboration Product-by-Collaboration Product basis, the Parties will meet, through the JRC, to discuss the further development and commercialization of such Collaboration Product. At such time, and subject to the principles set forth below in Sections 4.1.1 through 4.1.4, the Parties shall, within sixty (60) days of the end of Collaboration Stage 1 (the “Election Period”), elect to (i) negotiate and enter into a definitive co-development agreement for such Collaboration Product, (ii) negotiate and enter into a definitive license agreement where one Party (the “Developing Party”) is responsible for the development of such Collaboration Product, or (iii) seek a third party to develop such Collaboration Product.

4.1.1  Co-development of Collaboration Product. If the Parties agree to jointly develop the Collaboration Product, the Parties will enter into a definitive co-development agreement containing reasonable and customary terms and provisions to be negotiated in good faith by the Parties within ninety (90) days of the election of option (i) above, under which they shall share the responsibility for, and the costs of, such development. Unless otherwise agreed by the Parties in the definitive co-development agreement, each Party will pay [***]% of the budgeted development costs of the Collaboration Product during all Collaboration Stages and each Party will receive [***]% of the revenue from the commercialization or licensing of such Collaboration Product.

4.1.2  Rosetta Development of Collaboration Product. If Isis does not elect to negotiate a co-development arrangement within the Election Period and Rosetta desires to take the lead in developing the Collaboration Product, then the Parties will promptly negotiate and execute a definitive license agreement with Rosetta having sole rights to develop the Collaboration Product for use in the Licensed Field, alone or in conjunction with a third party, and Isis receiving a milestone and royalty stream, subject to the principles set forth below in Appendix 3 and industry norms. In the event that a Collaboration Product being actively developed or commercialized under such license has a human therapeutic effect for indications outside the Licensed Field, then (a) the license and payment obligations under such license with respect to such Collaboration Products shall extend to such other human therapeutic uses, and (b) accordingly, Isis shall not have the right to develop, make, use, sell, license or otherwise exploit such compound for other human therapeutic uses.

4.1.3  Isis Development of Collaboration Product. If Rosetta does not elect to negotiate a co-development arrangement within the Election Period and Isis desires to take the lead in developing the Collaboration Product, then the Parties will promptly negotiate and execute a definitive license agreement with Isis having sole rights to develop the Collaboration Product for use in the Licensed Field, alone or in [***], subject to the principles set forth in Appendix 3 and industry norms. In the event that a Collaboration Product being actively developed or commercialized under such license has a human therapeutic effect for indications outside the Licensed Field, then (a) the license and payment obligations under such license with respect to such Collaboration Products shall extend to such other human therapeutic uses, and (b) accordingly, Rosetta shall not have the right to develop, make, use, sell, license or otherwise exploit such compound for other human therapeutic uses.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.1.4  Third Party Development of Collaboration Product. If neither Party elects to continue to develop the Collaboration Product pursuant to Section 4.1.1, 4.1.2 or 4.1.3 above, the Parties will seek a third party to develop the Collaboration Product, with roles in such negotiation to be as agreed by the Parties, in which case revenues will be allocated between the Parties on terms to be agreed, such terms taking into account, inter alia, the financial and scientific contributions and intellectual property position of each Party as they relate to the Collaboration Product.

Section 4.2  If a definitive license agreement or a co-development agreement on a Collaboration Product is entered into other than at the end of Collaboration Stage 1, the Parties will negotiate reasonable royalties and/or profit sharing taking into account relative contributions to the development of the Collaboration Product as of such time pursuant to the Collaboration and intellectual property positions of the Parties as they relate to the Collaboration Product.

ARTICLE 5
CONFIDENTIALITY

Section 5.1  Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that, for the Term and for five (5) years thereafter, each Party will keep completely confidential and will not publish, submit for publication or otherwise disclose, and will not use for any purpose except for the purposes contemplated by this Agreement, any Confidential Information received from the other Party.

5.1.1  Authorized Disclosure. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

(a)   made in response to a valid order of a court of competent jurisdiction; provided, however, that such Party will first have given notice to such other Party and given such other Party a reasonable opportunity to take appropriate action; provided, further, that, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order, as determined in good faith by counsel to the Party that is obligated to disclose Confidential Information pursuant to such order;

(b)  otherwise required by law or regulation; provided, however, (i) that the Party that is so required will provide such other Party with notice of such disclosure in advance thereof to the extent practicable and (ii) that disclosure to patent offices is only permitted to prosecute or maintain a patent as contemplated by Article 3 of this Agreement;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c)  made by such Party to a regulatory authority as necessary for the development or commercialization of a Collaboration Product in accordance with the terms of this Agreement or any subsequent agreement between the Parties or as required by applicable securities laws and regulations; provided, however, that reasonable measures will be taken to assure confidential treatment of such information;

(d)  made by such Party, in connection with the performance of this Agreement, to the sublicensees, directors, officers, employees, consultants, representatives or agents of such Party, in each case on a need to know basis and solely for use of such information as permitted in this Agreement, and provided that each individual and entity to whom such Confidential Information is disclosed is bound in writing to non-use and non-disclosure obligations at least as restrictive as those set forth in this Article 5; or

(e)  made by such Party to existing or potential acquirers, existing or potential pharmaceutical collaborators, investment bankers, existing or potential investors, merger candidates, partners, venture capital firms or other financial institutions or investors for purposes of obtaining financing or bona fide potential strategic partners; in each case on a need to know basis, provided that each individual and entity to whom such Confidential Information is disclosed is bound in writing to non-use and non-disclosure obligations at least as restrictive as those set forth in this Article 5.

Section 5.2  Press Releases. Press releases or other similar public communication by either Party relating to this Agreement will be approved in advance by the other Party, which approval will not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, communications required by applicable law, and disclosures of information for which consent has previously been obtained, will not require advance approval, but will be provided to the other Party as soon as practicable after the release or communication thereof.

Section 5.3  Publication. At least 30 days prior to submission of any material related to the research or development activities hereunder for publication or presentation the submitting Party will provide to the other Party a draft of such material for its review and comment. The receiving Party will provide any comments to the submitting Party within 30 days of receipt of such materials, and any failure to provide comments with such time period will be deemed to be acceptance of such draft. A Party may request that the publication or presentation be deferred for up to an additional sixty (60) days if it is necessary in order to seek Patent or other appropriate protection for any invention (including a Collaboration Invention) disclosed in the publication or presentation. Notwithstanding anything in this Agreement to the contrary, either Party will have the absolute right to require deletion of any of its Confidential Information, and the Party seeking to publish or present will delete such information upon written request from the other party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 6
TERM AND TERMINATION

Section 6.1  Term. Unless earlier terminated in accordance with the provisions of this Article 6, the term of this Agreement (the “Term”) commences upon the Effective Date and will continue until one year following the expiration of the Collaboration Term.

Section 6.2  Termination. Either Party may terminate this Agreement upon 60 days’ written notice to the other Party for any reason. In the event of such termination prior to the end of Collaboration Stage 1, (a) subject to any licenses, co-development, or other collaboration agreements existing as of the date of the termination, and (b) provided such termination did not occur as the result of the breach of this agreement by the non-terminating Party, which breach was not cured within sixty (60) days following notice thereof to the allegedly breaching party, the non-terminating Party shall have the right to obtain the license as provided in Section 4.1.2 or 4.1.3, as relevant, from the termination Party with respect to any or all Collaboration Products then in existence.

Section 6.3  Consequences of Termination.

6.3.1  Return of Information and Materials. Upon termination of this Agreement for any reason, each Party will return all data, files, records, and other materials in its possession or control comprising the other Party’s Confidential Information.

Section 6.4  Accrued rights; Surviving Obligations.

6.4.1  Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights (including (i) any rights to financial compensation, or (ii) licenses or other rights granted pursuant to Article 3 or Article 4) that have or will accrue to the benefit of a Party prior to such termination or expiration.

6.4.2 Survival Articles 5, 8, 9 and 10, and Sections 3.1, 4.1 and 6.4 of this Agreement will survive termination or expiration of this Agreement for any reason.

ARTICLE 7
RIGHTS IN BANKRUPTCY

Section 7.1  Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Isis or Rosetta are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy code, the Party hereto that is not a Party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 8
INDEMNIFICATION

Section 8.1  Indemnification.

8.1.1  Each Party (the “Indemnifying Party”) will indemnify the other Party and each of its directors, officers, employees and agents (the “Indemnified Parties”) and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) arising from or occurring as a result of any and all liability suits, investigations, claims or demands by third party (collectively, “Losses”) to the extent arising from or occurring as a result of or in connection with (a) the gross negligence or willful misconduct (including non-compliance with any applicable laws and regulations) on the part of an Indemnifying Party, (b) breach by the Indemnifying Party of any representations, warranties, or covenants set forth in this Agreement, or (c) any claim for personal injury to a third party arising from occurrences on the premises of the Indemnifying Party.

8.1.2  For all Losses other than as described in Section 8.1.1, the Indemnifying Party will indemnify the Indemnified Parties and defend and hold each of them harmless, from and against [***]% of any and all Losses arising from or occurring as a result of or in connection with the performance by the Indemnifying Party or its consultants (including any third party collaborators) of any activity contemplated by this Agreement.

8.1.3  Notwithstanding the foregoing, the Indemnifying Party will have no obligations under this Section 8.1 to the extent Losses arise from the (x) gross negligence or willful misconduct (including non-compliance with any applicable laws and regulations) on the part of an Indemnified Party or (y) breach by the Indemnified Party of any representations, warranties, or covenants set forth in this Agreement.

Section 8.2  Each Party’s agreement to indemnify and hold the other harmless is conditioned upon the Indemnified Party (a) providing written notice to the Indemnifying Party of any claim, demand or action arising out of the indemnified activities within thirty (30) days after the Indemnified Party has knowledge of such claim, demand or action, (b) permitting the Indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such claim or demand, (c) assisting the Indemnifying Party, at the Indemnifying Party’s reasonable expense, in the investigation of, preparation of and defense of any such claim or demand and (d) not compromising or settling such claim or demand without the Indemnifying Party’s prior written consent; provided, however, that, if the Indemnified Party fails to promptly notify the Indemnifying Party pursuant to the foregoing clause (a), the Indemnifying Party will only be relieved of its indemnification obligation to the extent prejudiced by such failure.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES

Section 9.1  Representations, Warranties and Covenants. Each Party hereby represents, warrants and covenants to the other Party as of the Effective Date as follows:

9.1.1  Corporate Authority. Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

9.1.2  Consents, Approvals, etc. All necessary consents, approvals and authorizations of any regulatory authority and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

9.1.3  Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable law or any provision of the articles of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way and (b) do not conflict with, violate, or breach or constitute a default or require any consent not already obtained under, any contractual obligation or court or administrative order by which such Party is bound.

9.1.4  Applicable Laws. The Parties will comply with all applicable laws and regulations in connection with the performance of this Agreement.

Section 9.2  DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN Section 9 .1, ROSETTA AND ISIS MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ROSETTA AND ISIS EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS THE VALIDITY OF ANY PATENTS OR THE ON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE 10
MISCELLANEOUS

Section 10.1  Assignment. Neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder without the prior written consent of the other Party; provided, however, that (a) either Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party to any third party successor in interest with which it has merged or consolidated or to which it has assigned or transferred all or substantially all of its assets or stock to which this Agreement relates if, in any such event, the third party assignee, transferee or successor assumes in writing all of the assigning or transferring Party’s obligations under this Agreement. Any purported assignment or transfer in violation of this Section will be void ab initio and of no force or effect.

Section 10.2  Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such adjudication will not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

Section 10.3  Governing Law. This Agreement will be governed by and construed in accordance with the laws of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

Section 10.4  Dispute Resolution.

10.4.1  In the event that a dispute arises between the Parties in the course of conducting this Agreement, the dispute will be referred to the attention of the Chief Executive Officer of Rosetta and the Executive Vice President of Isis (the “Executive Officers”). The Executive Officers will meet as soon as reasonably possible thereafter and in good faith attempt to resolve such dispute. If, within 30 days after such matter is referred to them, the Executive Officers are unable to resolve such dispute, upon mutual written agreement of the Parties, the Parties will resolve such dispute by mediation and arbitration in accordance with Section 10.4.2.

10.4.2  Mediation and Arbitration Proceedings. If the Parties agree to, or are required by Section 10.4.1 to, pursue arbitration proceedings, the Parties will first submit the dispute to a mutually agreed mediator. If the mediation fails to resolve the dispute within a further thirty (30) day period following the thirty (30) day period specified in Section 10.4.1 above, then the dispute will be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration will be conducted by a single arbitrator experienced in the business and technology which is the subject of this Agreement and shall be concluded within six (6) months of the earlier of the requirement for arbitration or initiation of arbitration. The place of arbitration will be New York, New York. Either Party may apply to the arbitrators or to a court for interim injunctive relief until the arbitration award is rendered or the dispute, controversy or claim is otherwise resolved.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.4.3  Costs and Expenses. Each Party will bear its own costs and expenses and attorneys’ fees and equal share of the mediators’ and/or arbitrators’ and any administrative fees of mediation and/or arbitration. Notwithstanding the foregoing, if a Party has been found to be in material breach of this Agreement, the breaching Party will be responsible for all the costs and expenses of the arbitrators and any administrative fees of arbitration.

10.4.4  Confidentiality. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties, and provided that the foregoing will not prevent a Party from confidentially disclosing the existence, content and results of the arbitration in confidence to its directors, professional advisors, and existing or potential investors or acquirors, or as required by law or regulation.

10.4.5  Awards. The arbitrators may award monetary damages and injunctive relief. All awards of the arbitrators will be final and binding on the Parties, and there will be no appeal of any such award and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

Section 10.5  Notices. All notices or other communications that are required or permitted hereunder will be in writing an delivered personally with acknowledgment of receipt, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Rosetta to:

Rosetta Genomics, Ltd.
10 Plaut Street
Science Park
Box 4059
Rehovot, Israel
76076
Attention: Managing Director
Facsimile: 011-972-8-948-4766

If to Isis, to:

Isis Pharmaceuticals, Inc.
1896 Rutherford Road
Carlsbad, California 92008
Attention: Executive Vice President
Facsimile: (760) 603-4650

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

With a copy to:

Attention: General Counsel
Facsimile: (760) 268-4922

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed to have been given (a) when delivered, if personally delivered, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier and (c) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 10.5 is not intended to govern the day-today business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

Section 10.6  Entire Agreement; Modifications. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

Section 10.7  Relationship of the Parties. It is expressly agreed that the Parties will be independent contractors of one another and that the relationship between the Parties will not constitute a partnership, joint venture or agency.

Section 10.8  Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. Any such waiver will not be deemed a waiver of any other right or breach hereunder.

Section 10.9  Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ROSETTA GENOMICS, LTD.	ISIS PHARMACEUTICALS, INC.

Per: /s/ Amir Avniel	Per: /s/ B. Lynne Parshall
Amir Avniel, President	B. Lynne Parshall
Rosetta Genomics	Executive Vice President and CFO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

APPENDIX 1

DEFINITIONS

“Collaboration” means the collaborative research activities conducted in the course of this Agreement collaboration to identify micro-RNAs which are responsible for the progression of hepatocellular carcinoma (“HCC”) and to discover and develop synthetic antisense drugs for the treatment of HCC which modulate the activity of such micro-RNAs.

“Collaboration MicroRNA” means those micro-RNA which are identified as being involved in hepatocellular carcinoma and which are studied in the Collaboration.

“Collaboration Product(s)” means any synthetic antisense oligonucleotide (or pharmaceutical composition comprising a synthetic antisense oligonucleotide) identified or evaluated in the course of the Collaboration as a possible therapeutic agent for the treatment of HCC and which modulates or mimics the activity of a Collaboration MicroRNA.

“Collaboration Stages” means those collaboration stages listed on Appendix 2 as may be modified from time to time by the JRC.

“Collaboration Term” has the meaning specified in Section 2.1.3.

“Confidential Information” means all information and know-how and any tangible embodiments thereof provided by or on behalf of one Party to the other Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, which may include data, knowledge, practices, processes, ideas, research plans, engineering designs and drawings, research data, manufacturing processes and techniques, scientific, manufacturing, marketing and business plans, and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business.

Notwithstanding the foregoing, information or know-how of a Party will not be deemed Confidential Information of such Party for purposes of this Agreement if such information or know-how:

(a) was already known to the receiving Party, other than under an obligation of confidentiality or non-use, at the time of disclosure to such receiving Party;

(b) was generally available or known to parties reasonably skilled in the field to which such information or know-how pertains or was otherwise part of the public domain, at the time of its disclosure to such receiving Party;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c) became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to such receiving Party through no fault of the receiving Party;

(d) was lawfully disclosed to such receiving Party, other than under an obligation of confidentiality or non-use, by a third party who had no obligation to the disclosing Party not to disclose such information or know-how to others; or

(e) was independently discovered or developed by such receiving Party without the use of Confidential Information belonging to the disclosing Party, as evidenced by their written records, and prior to any subsequent disclosure by the receiving Party.

“Developing Party” has the meaning set forth in Section. 4.1.

“HCC” means hepatocellular carcinoma.

“Isis MicroRNA” means those micro-RNA sequences which are owned or controlled by Isis or licensed to Isis from a third party fro therapeutic purposes.

“JRC” means the Joint Research Council as described in Section 2.2.

“Licensed Field” shall mean the treatment of HCC in human and the treatment in humans of such other diseases as are added to the Collaboration Field by mutual agreement of the Parties.

“Patents” will include (a) all U.S. patents and patent applications, (b) any substitutions, divisions, continuations, continuations-in-part (but only to the extent that they cover the same invention claimed in the foregoing), reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any other patents and patent applications claiming priority to any of the foregoing and (c) any foreign or international equivalent of any of the foregoing.

“Rosetta MicroRNA” means those micro-RNA sequences which are owned or controlled by Rosetta or licensed to Rosetta from a third party for therapeutic purposes.

“Term” shall have the meaning set forth in Section 6.1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

APPENDIX 2
Research Plan

[***] will [***] for each [***] prior to [***]The steps of the [***] not be done in the [***] may be [***] by the [***] with its [***]

Collaboration Stage 1: [***]

1.	[***]
•	[***] of [***] from [***] and [***] from [***]

[***] with [***] that has been [***]

[***] which of the [***] shall [***] with[***]

2.	[***]

•	Based upon [***] during the [***] upon up to [***]each a [***]At least [***] are to be [***]
•	[***]using [***]
•	[***] of each [***] plus [***]

3.	[***]

•	[***] in which the [***] will be [***] will [***] on how to [***] will be [***] may [***]with [***] that has been [***]

4.	[***]

•
[***] will show [***] and to [***] will be [***] to these [***] Examples of such [***] that the [***] is being [***] by the[***] and/or [***] that they are [***] with the [***] after [***] with the [***]

5.	[***]

•	[***] upon the [***] of the[***] up to [***] for [***] for conduct of [***] to the[***]

Collaboration Stage 2: [***]
[***] related to this [***] will be determined upon [***]

Collaboration Stage 3: [***] to be determined upon [***]

Collaboration Stage 4: [***] to be determined upon [***]

Collaboration Stage 5: [***] to be determined upon [***]

Collaboration Stage 6: [***] to be determined upon [***]

Collaboration Stage 7: [***] to be determined upon [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

APPENDIX 3

Financial Guidelines For Definitive License Agreements

Milestone Payments by Developing Party:

For each Collaboration Product, in a definitive license agreement entered into pursuant to Sections 4.1.2. or 4.1.3 the following milestone payments will be payable by the Developing Party to the other Party:

Event	Payment
1. Initiation (first dosing) of phase I clinical trial	$[***] (U.S.)
2. Initiation of phase II clinical trial	$[***] (U.S.)
3. Initiation of pivotal quality clinical trial (Phase III or equivalent)	$[***] (U.S.)
4. Filing of new drug application in first major market	$[***] (U.S.)
5. Receipt of regulatory approval in first major market	$[***] (U.S.)
6. Receipt of regulatory approval in second major market	$[***] (U.S.)

Milestone payments for second and subsequent indications for a Collaboration Product will be at [***]% of the above milestones, and shall only be due for milestones 3, 4, 5 and 6.

Royalty Payments by Developing Party

Royalties on Collaboration Products will be determined according to the following contributions (which are intended to be cumulative) by the Parties if a definitive license agreement is granted to a Developing Party pursuant to Section 4.1.2. or 4.1.3 for a Collaboration Product at the end of Collaboration Stage 1:

•	In recognition of work contributions performed under Collaboration Stage 1 - a [***]% royalty on net sales will be payable by the Developing Party to the other Party.
•
In recognition of an ownership interest in patents in a valid claim covering a Collaboration Method related to the Collaboration Product to be exclusively licensed to the Developing Party - a [***]% royalty on net sales will be payable by the Developing Party to the other Party.

•
In recognition of control of, or license to, patents to be (sub)licensed to the Developing Party (other than those included in the bullet point above or the licenses described below) with a valid claim covering the target Collaboration Micro-RNA or Collaboration Product - a [***]% royalty on net sales will be payable by the Developing Party to the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Existing Third Party Royalties. In addition to the royalties above, the following third party royalty obligations existing as of the effective date of this Agreement will be paid by the Developing Party as applicable:

•	a [***]% royalty on net sales to [***] for a Collaboration Product that is subject to the [***] License Agreement.
•	a [***]% royalty on net sales to [***] for a Collaboration Product that is subject to the [***] Agreement.
•
a [***]% to [***]% royalty on net sales to [***], depending on annual net sales of a Collaboration Product (as specified in the [***] license agreement), for a Collaboration Product that is subject to the [***] License Agreement

•	a [***]% to [***]% royalty on net sales to [***], for a Collaboration Product that is subject to the [***] License Agreement.

The Parties agree to negotiate in good faith reasonable royalties relevant to the acquisition of additional required third party licenses.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.